Exhibit 10.2

EXECUTION COPY

TRANSFERRED ENVIRONMENTAL CONTROL PROPERTY
SALE AGREEMENT

between

MP ENVIRONMENTAL FUNDING LLC

Issuer

and

MP RENAISSANCE FUNDING, LLC

Seller

Dated as of April 11, 2007

i

ii

TRANSFERRED ENVIRONMENTAL CONTROL PROPERTY SALE AGREEMENT dated as of April 11, 2007 (as amended, restated, supplemented or otherwise modified from time to time, “this Agreement”), between MP ENVIRONMENTAL FUNDING LLC, a Delaware limited liability company (the “Issuer”), and MP RENAISSANCE FUNDING, LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder, as Seller (the “Seller”).

WHEREAS the Seller received a contribution from the Transferor of Environmental Control Property created pursuant to the Statute and the Financing Order; and

WHEREAS the Issuer desires to purchase from time to time Transferred Environmental Control Property; and

WHEREAS the Seller is willing to sell Transferred Environmental Control Property to the Issuer; and

WHEREAS the Issuer, in order to finance the purchase of the Transferred Environmental Control Property, will from time to time issue Environmental Control Bonds under the Indenture; and

WHEREAS the Issuer, to secure its obligations under all Environmental Control Bonds and the Indenture, will pledge its right, title and interest in the Transferred Environmental Control Property to the Indenture Trustee for the benefit of the Environmental Control Bondholders; and

WHEREAS the Issuer has determined that the transactions contemplated by the Basic Documents are in the best interest of the Issuer and its creditors and represent a prudent and advisable course of action that does not impair the rights and interests of the Issuer’s creditors; and

WHEREAS the PSCWV or its attorney will enforce this Agreement pursuant to the Financing Order for the benefit of Customers to the extent permitted by applicable Requirements of Law.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.  Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A of this Agreement.

Section 1.02.  Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and

Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(b)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

Conveyance of Transferred Environmental Control Property

Section 2.01.  Conveyance of Initial Transferred Environmental Control Property. (a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $337,591,496, subject to the conditions specified in Section 2.03, the Seller, pursuant to a Bill of Sale, will irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to the Initial Transferred Environmental Control Property created pursuant to the Statute and in accordance with the Financing Order (such sale, transfer, assignment, set over and conveyance of the Initial Transferred Environmental Control Property will include, to the fullest extent permitted by the Statute, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Environmental Control Charges related to the Initial Transferred Environmental Control Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, set over and conveyance will be expressly stated to be a sale and, pursuant to Section 24-2-4e(m)(1) of the Statute, shall be treated as an absolute transfer of all of the Seller’s right, title and interest (as in a true sale), and not as a pledge or other secured transaction, of the Initial Transferred Environmental Control Property. The Seller and the Issuer agree and confirm that after giving effect to the sale contemplated by such Bill of Sale, the Seller has no rights in the Initial Transferred Environmental Control Property to which a security interest of creditors of the Seller could attach because it has sold all rights in the Initial Transferred Environmental Control Property to the Issuer pursuant to Section 24-2-4e(m)(1) of the Statute. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 24-2-4e(m)(1) of the Statute, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the Initial Transferred Environmental Control Property and as the creation of a security interest (within the meaning of the Statute and the UCC) in the Initial Transferred Environmental Control Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Initial Transferred Environmental Control Property to the Issuer, the Seller hereby grants a security interest in the Initial Transferred Environmental Control Property to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Statute and the UCC, to the Indenture Trustee for the benefit of the Environmental Control Bondholders to secure the right of the Issuer under the Basic Documents to receive the Environmental Control Charges and all other Transferred Environmental Control Property).

(b)  Subject to the conditions specified in Section 2.03, the Issuer, pursuant to a Bill of Sale, will purchase the Initial Transferred Environmental Control Property from the Seller for the consideration set forth in paragraph (a) above.

(c)  The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Transferred Environmental Control Property sold pursuant to the Bill of Sale is equal to its fair market value at the time of sale.

Section 2.02.  Conveyance of Subsequent Transferred Environmental Control Property. The Seller may from time to time offer to sell additional Transferred Environmental Control Property to the Issuer, subject to the conditions specified in Section 2.03. If any such offer is accepted by the Issuer, such Subsequent Transferred Environmental Control Property shall be sold to the Issuer effective on the Subsequent Sale Date specified in the related Addition Notice, subject to the satisfaction or waiver of the conditions specified in Section 2.03.

Section 2.03.  Conditions to Conveyance of Transferred Environmental Control Property. The Seller shall be permitted to sell Transferred Environmental Control Property to the Issuer only upon the satisfaction or waiver of each of the following conditions:

(i)  on or prior to the Initial Sale Date or Subsequent Sale Date, as applicable, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Transferred Environmental Control Property to be conveyed on that date;

(ii)  as of the Initial Sale Date or the Subsequent Sale Date, as applicable, the Seller was not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(iii)  as of the Initial Sale Date or the Subsequent Sale Date, as applicable, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist; no Servicer Default shall have occurred and be continuing; and no breach by the Transferor of its representations and warranties in the Transfer Agreement shall exist;

(iv)  as of the Initial Sale Date or the Subsequent Sale Date, as applicable, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Environmental Control Property to be conveyed on such date and (B) all conditions to the issuance of one or more Series of Environmental Control Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(v)  on or prior to the Initial Sale Date or the Subsequent Sale Date, as applicable, the Seller shall have taken all action required to transfer to the Issuer ownership of the Transferred Environmental Control Property to be conveyed on such date, free and clear of all Liens other than Liens created pursuant to the Basic Documents; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date;

(vi)  in the case of a sale of Subsequent Transferred Environmental Control Property only, on or prior to such Subsequent Sale Date, the Seller shall have provided the Issuer and the Rating Agencies with a timely Addition Notice;

(vii)  the Seller shall have delivered to the Rating Agencies and the Issuer (A) an Opinion of Counsel with respect to the transfer of the Transferred Environmental Control Property then being conveyed to the Issuer and (B) the Opinion of Counsel required by Section 5.04(a);

(viii)  the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.03; and

(ix)  the Seller shall have received the purchase price set forth in Section 2.01(a).

ARTICLE III

Representations and Warranties of Seller

As of the Initial Sale Date and as of any Subsequent Sale Date, as applicable, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring Transferred Environmental Control Property. The Seller agrees and acknowledges that the following representations and warranties are also for the benefit of the Indenture Trustee, as collateral assignee of the Issuer pursuant to the Indenture. The representations and warranties shall survive the sale of Transferred Environmental Control Property to the Issuer and the pledges and assignments thereof permitted hereby.

Section 3.01.  Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business.

Section 3.02.  Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all foreign jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

Section 3.03.  Power and Authority. The Seller has the requisite limited liability company power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full limited liability company power and authority to own the Environmental Control Property and sell and assign the Initial Transferred Environmental Control Property, in the case of the Initial Sale Date, and the Subsequent Transferred Environmental Control Property, in the case of each Subsequent Sale Date, as applicable, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary limited liability company action.

Section 3.04.  Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.05.  No Violation. The consummation of the transactions contemplated by this Agreement does not conflict with the organizational documents of the Seller, or any indenture, or other agreement or instrument to which the Seller is a party or by which it is bound; result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than may be granted under the Basic Documents or any Liens created by the Issuer pursuant to the Financing Order) or violate any Requirements of Law applicable to the Seller or its properties.

Section 3.06.  No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of the Basic Documents, the Environmental Control Bonds, the Statute or the Financing Order, (ii) seeking to prevent the issuance of the Environmental Control Bonds or the consummation of any of the transactions contemplated by the Basic Documents (iii) challenging the Seller’s treatment of the Environmental Control Bonds as debt of the Seller for federal and state tax purposes, or (iv) except as described in Exhibit B, seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents, the Environmental Control Bonds or the Financing Order.

Section 3.07.  Approvals. Except for UCC filings or filings under the Statute, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made.

Section 3.08.  The Transferred Environmental Control Property.

(a)  All information provided by the Seller to the Issuer in writing with respect to the Transferred Environmental Control Property is correct in all material respects.

(b)  The transfer, sale, assignment and conveyance of the Transferred Environmental Control Property constitutes a sale or other absolute transfer of all of the Seller’s right, title and interest in the Initial Transferred Environmental Control Property or the Subsequent Transferred Environmental Control Property, as the case may be, to the Issuer, and, upon the execution of this Agreement, Seller will have no right, title or interest in the Initial Transferred Environmental Control Property or the Subsequent Transferred Environmental Control Property, as the case may be, and the Initial Transferred Environmental Control Property or the Subsequent Transferred Environmental Control Property, as the case may be, would not be part of the estate of the Seller as debtor in the event of a filing of a bankruptcy petition.

(c)  The Seller is the sole owner of the Transferred Environmental Control Property sold to the Issuer on the Initial Sale Date or Subsequent Sale Date, as applicable, and such sale has been made free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings with the Secretary of State of West Virginia under the Statute and UCC and with the Delaware Secretary of State under the Delaware UCC, necessary to give the Issuer a valid first priority perfected ownership interest in the Transferred Environmental Control Property and to grant the Indenture Trustee a first priority perfected ownership interest in the Transferred Environmental Control property, free and clear of all Liens of the Seller or anyone claiming through the Seller have been made.

Section 3.09.  Solvency of Seller. After giving effect to the sale of any Transferred Environmental Control Property hereunder, the Seller (i) is solvent and expects to remain solvent, (ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes, (iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small amount of capital, (iv) reasonably believes that it will be able to pay its debts as they come due and (v) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity.

Section 3.10.  The Statute and the Financing Order.

(a)  The Financing Order has been issued by the PSCWV in accordance with the Statute and in compliance with all applicable Requirements of Law. The Financing Order became effective pursuant to the Statute, is in full force and effect and is final and nonappealable

(b)  The Environmental Control Bonds are entitled to the protections provided by the Statute, the Financing Order is not subject to impairment, and the rights to impose, collect and adjust the Environmental Control Charges are irrevocable and not subject to impairment or adjustment, except for the periodic True-Up Adjustments to the Environmental Control Charges provided for in the Financing Order.

Section 3.11.  State Pledge.

(a)  The State of West Virginia may not take or permit any action which would impair the value of the Environmental Control Property or reduce or alter, except for periodic True-Up Adjustments allowed under the Financing Order, or impair the Environmental Control Charges to be imposed, collected or remitted for the benefit of Environmental Control Bondholders, until all principal, interest or other charges incurred or contracts to be performed in connection with the Environmental Control Bonds are paid or performed in full.

(b)  The State of West Virginia, including the PSCWV, cannot take any action that substantially impairs the rights of the Environmental Control Bondholders unless such action is reasonable exercise of the State of West Virginia’s sovereign powers and of a character to further a legitimate public purpose. Under the takings clauses of the West Virginia Constitution and the United States Constitution, the state cannot repeal or amend the Statute in contravention of the State Pledge, as described in Section 3.10(a), unless just compensation, as determined by a court of competition jurisdiction, is provided to the Environmental Control Bondholders; but nothing in this paragraph precludes any limitation or alteration of the rights of the Environmental Control Bondholders if full compensation is made by law for the full protection of the Environmental Control Charges and of the Environmental Control Bondholders or any assignee or party entering into a contract with the Seller.

(c)  There is no order by a court providing for the limitation or other impairment of the Statute, Financing Order, Environmental Control Property or Environmental Control Charges, or any rights arising under them, or that seeks to enjoin the performance of any obligations under the Financing Order which is materially adverse to the position of the Environmental Control Bondholders.

(d)  The voters of the State of West Virginia have no right of referendum or initiative to amend, repeal or revoke the Statute in a manner that would impair the security of the Environmental Control Bondholders.

Section 3.12.  The Environmental Control Property Rights.

(a)  The Environmental Control Property constitutes a present property right that will continue to exist until the Environmental Control Bonds are paid in full and the financing costs associated with the Environmental Control Bonds have been recovered in full.

(b)  The Environmental Control Property consists of (a) the irrevocable right of the Seller under the Financing Order to impose, collect and receive Environmental Control Charges in the amount necessary to provide for full recovery of principal and interest on the Environmental Control Bonds, together with the Financing Costs; (b) the right under the Financing Order to obtain periodic True-Up Adjustments of the Environmental Control Charges and (c) all proceeds arising out of the rights and interests described in (a) and (b). The Environmental Control Property does not include any right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from certain tax charges.

ARTICLE IV

Covenants of the Seller

Section 4.01.  Existence as a Limited Liability Company. Subject to Section 5.02, so long as Environmental Control Bonds of any Series remain Outstanding, the Seller will keep in full force and effect its existence as a limited liability company and remain in good standing, in each case under the laws of the jurisdiction of its formation, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

Section 4.02.  No Liens or Conveyances. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred Environmental Control Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Transferred Environmental Control Property, and shall defend the right, title and interest of the Issuer and the Indenture Trustee, as collateral assignee of the Issuer, in, to and under the Transferred Environmental Control Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

Section 4.03.  Delivery of Collections. If the Seller receives collections in respect of the Environmental Control Charges, or in respect of the Environmental Control Property or the proceeds thereof, the Seller agrees to pay the Servicer all estimated collections received by the Seller in respect thereof as soon as practicable after receipt is known by the Seller, but in no event later than two Business Days after such receipt is known by the Seller, and the Seller shall reconcile such estimated amounts with the Servicer within 25 Business Days after the estimated collections are paid to the Servicer.

Section 4.04.  Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any Environmental Control Property other than the conveyances hereunder or under the Transfer Agreement, the Indenture or the other Basic Documents.

Section 4.05.  Compliance with Law. The Seller hereby agrees to materially comply with its organizational or governing documents and all Requirements of Law applicable to the Seller, except to the extent that failure to so comply would not have a material adverse affect on the Issuer’s or the Indenture Trustee’s interests in the Transferred Environmental Control Property or under any of the Basic Documents, the timing or amount of Environmental Control Charges payable by customers or the Seller’s performance of its material obligations hereunder or under any of the other Basic Documents to which it is a party.

Section 4.06.  Use of Proceeds. The Seller will use the proceeds of the sale of the Transferred Environmental Control Property in accordance with the Financing Order.

Section 4.07.  Covenants Related to Transferred Environmental Control Property.

(a)  So long as Environmental Control Bonds of any Series remain Outstanding, the Seller shall treat the Environmental Control Bonds as debt of the Seller for federal income tax purposes to the extent permitted by applicable Requirements of Law.

(b)  So long as Environmental Control Bonds of any Series remain Outstanding, the Seller shall (i) treat the Environmental Control Bonds as the debt of the Issuer, except for financial accounting or tax purposes, (ii) clearly disclose in its financial statements that it is not the owner of the Transferred Environmental Control Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates, (iii) not own or purchase any Environmental Control Bonds, and (iv) clearly disclose the effects of all transactions between the Seller and the Issuer in accordance with GAAP.

(c)  The Seller agrees that upon the sale by the Seller of the Transferred Environmental Control Property to the Issuer pursuant to a Bill of Sale, (i) to the fullest extent permitted by applicable Requirements of Law, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Environmental Control Property, including the right to collect any amounts payable by any Customer or Third Party in respect of such Transferred Environmental Control Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any Customer or Third Party to the Issuer shall discharge such Customer’s or such Third Party’s obligations in respect of such Transferred Environmental Control Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(d)  So long as Environmental Control Bonds of any Series remain Outstanding, the Seller (i) in all proceedings relating directly or indirectly to the Transferred Environmental Control Property, will affirmatively certify and confirm that it has sold all of its rights and interests in and to the Transferred Environmental Control Property (other than for financial accounting or tax purposes), (ii) shall not make any statement or reference in respect of the Transferred Environmental Control Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting or tax purposes), (iii) will not take any action in respect of the Transferred Environmental Control Property except as contemplated by the Basic Documents and (iv) will not sell Environmental Control Property under a Subsequent Financing Order in connection with the issuance of additional series of Environmental Control Bonds unless the Rating Agency Condition has been satisfied.

Section 4.08.  Notice of Indemnification Events. The Seller shall deliver to the Issuer and the Indenture Trustee promptly after having obtained knowledge thereof, written notice in an Officers’ Certificate of any Indemnification Event or any event which, with the giving of notice or the passage of time, would become an Indemnification Event.

Section 4.09.  Protection of Title.

(a)  The Seller shall execute and file such filings, including filings with the PSCWV pursuant to the Statute and the Financing Order, and cause to be executed and filed such filings, all in such manner and in such places as may be required by applicable Requirements of Law fully to preserve, maintain, and protect the interests of the Issuer, the Indenture Trustee and the Environmental Control Bondholders in the Transferred Environmental Control Property, including all filings required under the Statute relating to the transfer of the ownership or security interest in the Transferred Environmental Control Property by the Seller to the Issuer.

(b)  The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(c)  The Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the Issuer, the Indenture Trustee and the Environmental Control Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty set forth in Article III or (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order or the rights of holders of Transferred Environmental Control Property by legislative enactment or constitutional amendment that would be materially adverse to the holders of Transferred Environmental Control Property.

(d)  The Seller will institute any action or proceeding necessary to compel performance by the PSCWV, the State of West Virginia or any of their respective agents of any of their obligations or duties under the Statute, any Financing Order or any Issuance Advice Letter. The Seller will comply with all filing requirements, including any post closing filings, in accordance with the Financing Order.

The costs of any action described in this Section 4.09 shall be payable from the Collection Account as an Operating Expense in accordance with Section 8.02(e) of the Indenture. The Seller’s obligations pursuant to this Section 4.09 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture it being understood that the Seller may be required initially to advance its own fund to satisfy its obligations hereunder).

Section 4.10.  Taxes. So long as any of the Environmental Control Bonds are Outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, including assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Transferred Environmental Control Property; provided that no such tax need be paid if the Seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

Section 4.11.  Notice of Breach. Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in this Agreement, the Seller will notify the Issuer and the Rating Agencies of the breach.

Section 4.12.  Termination. Even if this Agreement or the Indenture is terminated, the Seller will not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer or any substantial part of the Issuer’s property under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official, or ordering the winding up or liquidation of the Issuer’s affairs.

Section 4.13.  Further Covenants. Upon the Issuer’s request, the Seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of this Agreement.

ARTICLE V

The Seller

Section 5.01.  Liability of Seller; Indemnities.

(a)  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)  The Seller shall indemnify the Issuer and the Indenture Trustee, for itself and on behalf of the Environmental Control Bondholders and each of their respective affiliates, members, managers, officers, directors, employees and agents, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Environmental Control Bondholders solely as a result of their ownership of Environmental Control Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of the Initial Sale Date or Subsequent Sale Date as a result of (i) the sale and assignment of the Environmental Control Property to the Issuer, (ii) the acquisition or holding of the Environmental Control Property by the Issuer or (iii) the issuance and sale of the Environmental Control Bonds by the Issuer, including any sales, gross receipts, general corporation, single business, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any Environmental Control Bonds, it being understood that the Environmental Control Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee.

(c)  The Seller shall indemnify the Issuer, the Indenture Trustee, for itself and on behalf of the Environmental Control Bondholders, and each of their respective affiliates, members, managers, officers, directors, employees and agents, and defend and hold harmless each such Person from and against, (i) any and all amounts of principal of and interest on the Environmental Control Bonds not paid when due or when scheduled to be paid in accordance with their terms, (ii) the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents or any Financing Order which are not made when so required, and (iii) any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons, in each case as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement; each of which the Seller will have a 30-day opportunity to cure upon notice from us of a material breach of a covenant.

(d)  The Seller shall indemnify the Issuer, the Indenture Trustee, for itself and on behalf of the Environmental Control Bondholders, and each of their respective affiliates, members, managers, officers, directors, employees and agents, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed on, incurred by or asserted against any such Person as a result of (x) the Seller’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement, (y) the Seller’s reckless disregard of its obligations and duties under this Agreement or the Transferor’s reckless disregard of its obligations and duties under the Transfer Agreement or (z)

the Seller’s breach of any of its representations or warranties contained in this Agreement or the Transferor’s breach of any of its representations or warranties contained in the Transfer Agreement (any event described in any of the foregoing clauses (x), (y) or (z), an “Indemnification Event”). Amounts on deposit in the Excess Funds Subaccount and the Capital Subaccount shall not be available to satisfy any Losses for which indemnification is provided in this Agreement.

(e)  The Seller also will indemnify the PSCWV, for the benefit of Customers, for any and all Losses, including but not limited to Losses in the form of higher Environmental Control Charges, that Customers may incur by reason of (i) any failure of the Seller’s representations or warranties in this Agreement, (ii) any breach of the Seller’s covenants in this Agreement, (iii) any failure of the Transferor’s representations in the Transfer Agreement or (iv)  breach of the Transferor’s covenants in the Transfer Agreement.

(f)  The Seller shall indemnify the Indenture Trustee its officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Basic Documents to which the Indenture Trustee is a party, except to the extent that any such Loss shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee. Such amounts shall be deposited into the Collection Account and distributed in accordance with the Indenture.

(g)  The Seller’s indemnification obligations under Sections 5.01(b), (c), (d) and (f) for events occurring prior to the removal or resignation of the Indenture Trustee or the termination of this Agreement shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including the Indenture Trustee’s reasonable attorney’s fees and expenses) and will rank in priority with other general, unsecured obligations of the Seller. Any amounts indemnified by the Seller pursuant to its obligations under Sections 5.01(b), (c), (d) or (f) shall be deposited into the Collection Account and distributed in accordance with the Indenture. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Initial Sale Date or the Subsequent Sale Date, as applicable.

Section 5.02.  Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated or which succeeds to all or the majority of the Seller’s electric distribution business, (b) which results from the division of the Seller into two or more Persons and which succeeds to all or the majority of the Seller’s electric distribution business, (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or the majority of the Seller’s electric distribution business, or (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or the majority of the Seller’s electric distribution business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Seller shall have delivered to the Issuer and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agencies shall have received prior written notice of such transaction, (iv) the Seller shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings by the Seller with the PSCWV pursuant to the Statute and UCC filings, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Transferred Environmental Control Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (v) the Seller shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel from independent tax counsel stating to the effect that, for the federal income tax purposes, such consolidation, merger or succession to, and assumption of, the obligations of the Seller will not result in a material adverse federal income tax consequence to the Issuer, the Seller, the Indenture Trustee or the Environmental Control Bondholders. Notwithstanding anything herein to the contrary, the execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions precedent to the consummation of any transaction referred to in clauses (a), (b), (c) or (d) above.

Section 5.03.  Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.08, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The Seller will not be liable for any Losses resulting solely from a downgrade in the ratings on the Environmental Control Bonds or any consequential, incidental or indirect damages, including any loss of market value of the Environmental Control Bonds, resulting from any downgrade of the ratings of the Environmental Control Bonds.

Section 5.04.  Opinions of Counsel. The Seller shall deliver to the Issuer and the Indenture Trustee: (a) promptly after the execution and delivery of this Agreement and of each amendment hereto or to the Servicing Agreement and on each Subsequent Sale Date, an Opinion of Counsel either (i) to the effect that, in the opinion of such counsel, all filings, including filings with the PSCWV pursuant to the Statute, that are necessary to fully preserve and protect the interests of the Issuer in the Transferred Environmental Control Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Sale Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (i) to the effect that, in the opinion of such counsel, all filings with the PSCWV or otherwise pursuant to the Statute, have been executed and filed that are necessary to preserve fully and protect fully the interest of the Issuer in the Transferred Environmental Control Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

ARTICLE VI

Miscellaneous Provisions

Section 6.01.  Amendment.

(a)  Subject to Section 6.01(b) below, this Agreement may be amended by the Seller and the Issuer, with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment and consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.10 of the Servicing Agreement. Subject to paragraph (b) below, the Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

(b)  Notwithstanding anything to the contrary in Section 6.01(a), no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this Section 6.01(b).

(i)  PSCWV Condition. At least 16 days prior to the effectiveness of any such amendment or modification, and after obtaining the other necessary approvals set forth in Section 6.01(a), except for the consent of the Indenture Trustee and the Environmental Control Bondholders if the consent of the Environmental Control Bondholders is required or sought by the Indenture Trustee in connection with such amendment or modification, the Issuer shall have delivered to the PSCWV’s executive director and general counsel written notification of any proposed amendment or modification, which notification shall contain:

(A)  a reference to Case Nos. 05-0402-E-CN and 05-0750-E-PC and any other case number under which a Financing Order has been issued;

(B)  an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(C)  a statement identifying the person to whom the PSCWV is to address any response to the proposed amendment or to request additional time.

(ii)  The PSCWV or its authorized representative shall, within 15 days of receiving the notification complying with Section 6.01(b)(i) above, either:

(A)  provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the ongoing qualified costs related to the Environmental Control Bonds,

(B)  provide notice of its consent or lack of consent to the person specified in Section 6.01(b)(i)(C) above, or

(C)  be conclusively deemed to have consented to the proposed amendment or modification,

unless, within 15 days of receiving the notification complying with Section 6.01(b)(i) above, the PSCWV or its authorized representative delivers to the office of the person specified in Section 6.01(b)(i)(C) above with a written statement requesting an additional amount of time not to exceed 15 days in which to consider whether to consent to the proposed amendment or modification. If the PSCWV or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the PSCWV shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase ongoing qualified costs to the person specified in Section 6.01(b)(i)(C) above not later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the PSCWV shall become effective on the later of (i) the date proposed by the parties to such amendment or modification or (ii) the first day after the expiration of the 15-day period provided for in this Section 6.01(b)(ii), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(c)  For the purpose of this Section 6.01, an “authorized representative” of the PSCWV means any person authorized to act on behalf of the PSCWV, as evidenced by an Opinion of Counsel (which may be the general counsel) to the PSCWV.

Section 6.02.  Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Rating Agencies or the PSCWV under this Agreement shall be in writing, delivered personally, via facsimile, reputable overnight courier or by certified mail, return-receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to MP Renaissance Funding, LLC, 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119, Attention of Kristine Eppes, (b) in the case of the Issuer, to MP Environmental Funding LLC, 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119, Attention of Kristine Eppes, (c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of Moody’s, to Moody’s Investors Service, Inc., Asset Finance Group, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor’s, to in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 42nd Floor, New York, New York 10041-0003, Attention of ABS Surveillance Group - New Assets, (f) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention of ABS Surveillance, and (g) in the case of the PSCWV, to Public Service Commission of West Virginia, 201 Brooks Street, P.O. Box 812,

Charleston, West Virginia 25325, Attention of Executive Secretary; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 6.03.  Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

Section 6.04.   Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the PSCWV and the Indenture Trustee, on behalf of itself and the Environmental Control Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 6.05.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.06.  Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.07.  Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.08.  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.09.  Assignment to Issuer and to Indenture Trustee.

(a)  The Seller hereby assigns to the Issuer all of the Seller’s rights in, to and under the Transfer Agreement.

(b)  The Seller hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Environmental Control Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Environmental Control Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee.

Section 6.10.  Nonpetition Covenant. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court of competent jurisdiction’s rights to order the sequestration and payment of Environmental Control Revenues arising with respect to the Transferred Environmental Control Property upon application by the Issuer or the Indenture

Trustee notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transferred Environmental Control Property pursuant to Section 24-2-4e(k)(4) of the Statute, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

Section 6.11.  Perfection. In accordance with Section 24-2-4e(m) of the Statute, (i) upon the Financing Order creating the Environmental Control Property becoming effective, (ii) the execution and delivery of this Agreement and the related Bill of Sale, (iii) the receipt of value and (iv) the filing of a financing statement with the office of the Secretary of State of West Virginia, a transfer of an interest in the Environmental Control Property will be perfected as against all third persons, including any judicial lien creditors, other than creditors holding a prior security interest, ownership interest or assignment in the Environmental Control Property previously perfected in accordance with the relevant provisions of the Statute.

Section 6.12.  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally but solely as Indenture Trustee for the benefit of the Environmental Control Bondholders, in the exercise of the powers and authority conferred and vested in it, and nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties; provided, however, that this provision shall not protect U.S. Bank National Association against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

MP ENVIRONMENTAL FUNDING LLC, Issuer

by             /s/ Philip L. Goulding
Title:  Vice President

MP RENAISSANCE FUNDING, LLC, Seller,

by            /s/ Kristine W. Eppes
 Title:  Vice President, Treasuer and Secretary

Acknowledged and Accepted:

U.S. Bank National Association, not in its
individual capacity but solely as Indenture
Trustee on behalf of the Environmental Control
Bondholders.

by        s/ Melissa A. Rosal
Title:  Vice President

EXHIBIT A

FORM OF BILL OF SALE

1.  This Bill of Sale is being delivered pursuant to the Transferred Environmental Control Property Sale Agreement, dated as of April 11, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), between MP Renaissance Funding, LLC (the “Seller”) and MP Environmental Funding LLC (the “Issuer”) and is subject to all of the terms, conditions and limitations contained in the Sale Agreement. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sale Agreement.

2.  In consideration of the Issuer’s delivery to or upon the order of the Seller of $337,591,496, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations in the Sale Agreement), all right, title and interest of the Seller in and to the Transferred Environmental Control Property created by the Statute and in accordance with the Financing Order related to the Senior Secured Sinking Fund Environmental Control Bonds, Series A and identified on Schedule 1 hereto (the “Initial Transferred Environmental Control Property”) (such sale, transfer, assignment, set over and conveyance of the Initial Transferred Environmental Control Property includes, to the fullest extent permitted by the Statute, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Environmental Control Charges related to the Initial Transferred Environmental Control Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, set over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 24-2-4e(m)(1) of the Statute, shall be treated as an absolute transfer of all of the Seller’s right, title and interest (as in a true sale), and not as a pledge or other secured transaction, of the Initial Transferred Environmental Control Property. The Seller agrees and confirms that after giving effect to the sale contemplated hereby, it has no rights in the Initial Transferred Environmental Control Property to which a security interest of creditors of the Seller could attach because it has sold all rights in the Initial Transferred Environmental Control Property to the Issuer pursuant to Section 24-2-4e(m)(1) of the Statute.

3.  The Issuer does hereby purchase the Initial Transferred Environmental Control Property from the Seller for the consideration set forth in paragraph 2 above.

4.  The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Transferred Environmental Control Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

5.  The Seller confirms that each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof.

6.  This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.  This Bill of Sale shall be construed in accordance with the laws of the State of West Virginia, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of this 11th day of April, 2007.

MP RENAISSANCE FUNDING, LLC,

by_______________________________________
Name:
Title:

MP ENVIRONMENTAL FUNDING LLC,

by_______________________________________
Name:
Title:

SCHEDULE 1

Transferred Environmental Control Property and the related Environmental Control Charges with respect to the Senior Secured Sinking Fund Environmental Control Bonds, Series A identified in the Pricing Advice Letter filed with the PSCWV on April 4, 2007.

EXHIBIT B

PENDING LITIGATION

None.